                                                                     EXHIBIT 4.4


                   REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


     THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of November 1, 1994 by and among MANUFACTURED HOME COMMUNITIES, INC., a Maryland corporation (the "Company"), MHC OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership (the "Operating Partnership"), and ____________ (the "Investor").

                                    RECITALS

     A. The Investor is a partner in Pine Lakes Venture which is a partner in Pine Lakes Venture, Ltd. ("Partnership"), a Florida limited partnership. The Investor is also a partner in LRB Co., a Florida general partnership ("LRB Co."). The Operating Partnership is acquiring (the "Acquisition") two properties, one from the Partnership and the second from LRB Co. pursuant to the terms of Agreements for Contribution of Real Estate and Related Property dated as of July 27, 1994, as amended. In connection with the consummation of the Acquisition, the Investor will be the holder of limited partnership interests ("OP Units") in the Operating Partnership, which OP Units are exchangeable for shares of the Company's common stock (the "Common Stock"). In order to induce the Investor to consummate the closing of the Acquisition, the Company has agreed to grant to Investor the Registration Rights (as defined in Section I hereof). In order to induce the Operating Partnership to consummate the closing of the Acquisition, the Investor has agreed to the Lock-up (as defined in Section 2 hereof).

     B. The Company, Operating Partnership and Investor, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

     1. Registration Rights.

     In connection with the issuance of shares of Common Stock (the "Registrable Shares") of the Company upon exchange by Investor of the OP Units pursuant to the terms of the agreement of limited partnership of the Operating Partnership (the "Partnership Agreement"), Investor shall be entitled to registration of the Registrable Shares under the Securities Act of 1933, as amended (the "Act"), subject to the terms and conditions set forth herein (the "Registration Rights").

     A. Initial Registration. No later than 30 days following the date which is the first anniversary (the "Anniversary Date") of the closing of the Acquisition, the Company shall have caused or cause to be filed with the Securities and Exchange Commission (the "SEC") a shelf registration statement ("Registration Statement") and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Act of the total number of Registrable Shares that the Investor would own if they were to redeem all OP Units owned by them on the Anniversary Date. The Company will use its reasonable efforts to keep a

Registration Statement pursuant to this paragraph effective until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to the Company for registration of the Registrable Shares, or (ii) if Investor has exchanged their OP Units for Shares, the later of (A) the date on which Investor has received registered Shares in exchange for OP Units, and (B) the date on which Investor, if Investor has received unregistered Shares in exchange for OP Units, consummates the sale of all of such Shares.

     B. Demand Registration. In the event that Form S-3 (or similar form) is not available to the Company for registration of the Registrable Shares, then, upon the written request of Investor, following the Lock-Up, holding 100% of the number of OP Units issued to Investor and Investor's family in connection with the Acquisition, the Company shall file a Registration Statement on an appropriate form under the Securities Act for all of the Registrable Shares requested to be registered. The Company shall file any Registration Statement required by this paragraph with the SEC within 180 days of receipt of the requisite Investor request. The Company will (subject to Section 1(H) hereof) use its reasonable efforts to keep any such Registration Statement effective until the earlier of (i) the date that is one (1) month after the date of effectiveness of the Registration Statement (plus the number of days, if any, during which Investor was not permitted to make offers or sales under the Registration Statement by reason of Section 1(H)), or (ii) if Investor has exchanged its OP Units for Shares, the later of (A) the date on which Investor has received registered Shares in exchange for OP Units, and (B) the date on which Investor, if Investor has received unregistered Shares in exchange for OP Units, consummates the sale of all of such Shares. Investor shall not be entitled to make or join in a demand pursuant to this Section 1(B) more than once, provided that if no Registration Statement is declared effective with respect to a demand by Investor, such demand shall not be counted for purposes of this limit. The demand registration right granted by this Section 1(B) expires after the Company has filed and had declared effective a Registration Statement in response to the demand made pursuant to this Section 1(B).

     C. Piggyback Registration. If the Company at any time after the Lock-Up proposes to file a Registration Statement (other than in connection with an exchange offer or a Registration Statement on Form S-4 or S-8 or other form of Registration Statement that would not permit registration of the Registrable Shares for sale to the public) under the Act with respect to any of its Common Stock, whether or not for sale for its own account, on a form and in a manner which would permit the registration of shares of Registrable Shares for sale to public under the Act, the Company shall give written notice of the proposed registration to the holders of Registrable Shares not later than 30 days prior to the filing thereof. The holders of Registrable Shares shall have the right to request that all or any part of the Registrable Shares be included in such registration by giving written notice to the Company within 15 days after the giving of such notice by the Company; provided, however, that (A) if the registration relates to an underwritten primary offering on behalf of the Company and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which such holders and the Company propose to include in such Registration Statement exceeds the maximum amount of securities that could practicably be included therein, the Company will include in such registration, first, the securities which the Company proposes to sell; second, pro rata, any securities of any existing holders of other piggyback registration rights and the Registrable Shares of the Investor;
and third, the securities of any subsequent holders of other piggyback registration rights, and (B) if the registration is an underwritten secondary registration on behalf of any of the other security holders of the Company and the managing underwriters determine that the aggregate amount of securities which the holders of Registrable Shares and such security holders propose to include in such registration exceeds the maximum amount of securities that could practicably be included therein, the Company will include in such registration, first, the securities to be sold for the account of any other holders entitled to demand registration, second, the Registrable Shares of the Investor and third, other securities to be sold for the account of other holders electing to include (but not being entitled to demand inclusion of) securities in such registration. It being agreed and understood, however, that such underwriters shall have the right to terminate entirely the participation therein of the holders of Registrable Shares if such underwriters eliminate entirely the participation in such registration of all such other holders electing to include (but not be entitled to demand inclusion of) securities in such registration. If the registration is not an underwritten registration, then all of the Registrable Shares requested to be included in the registration shall be included if the Company deems such inclusion to be feasible. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of the holders of Registrable Shares shall be sold to prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the holders of Registrable Shares and any other holders demanding registration and the prospective underwriters. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to the holders of Registrable Shares. Registrable Shares need not be included in any Registration Statement pursuant to this provision if in the opinion of counsel to the Company registration under the Securities Act is not required for public distribution of such Registrable Shares.

     D. Inability to Deliver Registered Shares. Whenever Investor notifies the Company that Investor intends to exercise a right of exchange, the Company shall deliver to Investor a statement as to whether registered shares are immediately available and if shares are not immediately available, an estimate of the time when such shares, will be available. If the Company estimates that registered shares will be available after thirty days, then the Investor will have the option to exchange OP Units for unregistered shares, or to wait until shares become available; provided, however, the Company shall not be obligated to issue unregistered shares unless there are available exemptions from registration under the Act and from qualification under applicable state securities laws. The determination as to whether an exemption is available in accordance with the foregoing shall be made by the Company in its sole discretion. If the Company issues unregistered Registrable Shares, then for a period of one year after such issuance holders of such unregistered shares shall have the right to request inclusion of such shares in any registration statement filed in accordance with this Agreement, to the same extent as holders of Registrable Shares.

     E. Additional Registration Procedures.

                 (i) The Company will provide Investor with a copy of any final
            Prospectus and any amendments or supplements thereto.

                 (ii) The Company will use its reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in connection with the issuance to (if such shares are registered for issuance) or the disposition of (if such shares are registered for resale) the Registrable Shares owned by Investor; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) qualify such Registrable Shares in a given jurisdiction where such qualification would require the Company to register as a broker or dealer in such jurisdiction.

                 (iii) The Company will cause all Registrable Shares to be
            listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

     F. Cooperation. Investor agrees to provide in a timely manner information regarding the proposed distribution by Investor of the Registrable Shares and such other information reasonably requested by the Company in connection with preparation of and for inclusion in the Registration Statement.

     G. Additional Shares. The Company, Operating Partnership and Investor agree that any Registration Statement may register shares that are not Registrable Shares but are shares of common stock of the Company held by others, or to be issued to others, and subject to registration rights; provided, however that the other shares to be registered are to be or were received in exchange for OP Units.

     H. Suspension of Offering. Notwithstanding the foregoing provisions of this Agreement, the Company shall not be required to file a Registration Statement or to keep the Registration Statement effective if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements. Upon receipt of any notice from the Company of the happening of any event during the period the Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, Investor agrees that it will immediately discontinue offers and sales of the Registerable Shares under the Registration Statement until Investor receives copies of a supplemented or amended Prospectus that corrects the misstatements) or omissions) referred to above and receives notice that any post-effective amendment has become effective. If so directed by the Company, Investor will deliver to the Company any copies of the Prospectus covering the Registrable Shares in their possession at the time of receipt of such notice.

     I. Expenses. The Company shall pay all expenses incident to the performance by it of its obligations under this Agreement, including (i) all SEC or stock exchange registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company. Investor shall be responsible for the payment of any and all other expenses incurred by them in connection with the exchange of their OP Units and sale of their Registrable Shares, including, without limitation, brokerage and sales commissions, fees and disbursements of Investor's counsel, and any transfer taxes relating to the sale or disposition the Registrable Shares by Investor.

     2. Lock-up Agreement

     A. Lock-up. Investor agrees not to offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition) ("Transfer"), directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, including, without limitation, OP Units in the Operating Partnership (all of such securities being hereinafter referred to as "Restricted Securities"), for a period of 12 months after the closing of the Acquisition (the "Lock-up").

     B. Permitted Transfers. The restrictions contained in this Section 2 will not apply with respect to any Transfer of the Restricted Securities by Investor pursuant to applicable laws of descent and distribution or among Investor's Family Group or Affiliates (collectively referred to herein as "Permitted Transferee"); provided that the restrictions contained in this Section 2 shall continue to be applicable to the Restricted Securities after any such Transfer and provided further that the transferee of such Restricted Securities prior to any Transfer shall have agreed in writing to be bound by the provisions of this Agreement affecting the Restricted Securities so transferred. "Family Group" means Investor's spouse and descendants (whether natural or adopted), parents, siblings, and sons or daughters-in-law, and any trust for the benefit of the Investor and/or Investor's spouse, descendants, parents, siblings, and sons or daughters-in-law, or any entity controlled (directly or indirectly) by any such person. The term "Affiliate" shall have the meaning provided under the Act and regulations thereunder.

     C. Subject to the foregoing restrictions, the Company and Investor hereby agree that any subsequent holder of Registrable Securities shall be entitled to all benefits hereunder as a holder of Registrable Securities; provided, however, that, in any event, if the Company's Articles of Incorporation as in effect on the date hereof, or as amended by a vote of the Company's shareholders, prohibit the acquisition of the desired number of shares by such subsequent holder, such number shall be reduced to the amount of shares of Registrable Securities such holder may acquire and such holder's transferee shall also be entitled to all benefits hereunder as a holder of Registrable Securities.

     D. In the event that from the date hereof through January 1, 1996, the Operating Partnership or the Company has not permitted Investor to guarantee a portion of the Partnership's indebtedness and Investor is faced with making a cash payment of taxes to the Internal Revenue Service as a result of not having such guaranty, then the Company agrees that such number of Restricted Securities as are required to be sold by Investor to pay such taxes may be released from the Lock-up.

     3. Indemnification, Contribution.

     A. Indemnification by the Company. The Company agrees to indemnify and hold harmless Investor and each person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act of 1933 as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

                 (iii) against any and all expense whatsoever, as incurred
            (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 3(a) does not apply to any Investor with respect to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) Investor's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     B. Indemnification by Investor. Investor agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 3(a) hereof (except that any settlement described in Section 3(a)(ii) shall be effected with the written consent of Investor), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (x) any untrue statement or omission, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) (y) Investor's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred or (z) Investor's failure to comply with the terms of this Agreement.

     C. Conduct of Indemnification Proceedings. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 3(a), unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 3(a). If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party which shall not be unreasonably withheld or delayed. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding. Unless and until a final judgment that Investor is not entitled to the costs of defense under the foregoing provision, the Company shall reimburse promptly as they are incurred, the Investor's cost of defense.

     D. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 3 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and Investor shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and Investor, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3(D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3(D), Investor shall not be required to contribute any amount in excess of the lesser of (i) amount by which the total price at which the Registrable Shares of Investor were sold to the public or (ii) the amount of any damages which Investor would otherwise have been required to pay by reason of such untrue statement or omission.

     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3(D), each person, if any, who controls Investor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Investor, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     4. Miscellaneous.

     A. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or waived without the written consent of the Company and Investor holding a majority of the then outstanding Registrable Shares.

     B. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery, to Investor at the address indicated on the records of the Company and to the Company at the address indicated below:

                           Two North Riverside Drive
                                   Suite 1515
                               Chicago, IL 60606

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

     C. Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by any Investor without the written consent of the Company; provided, however, that Investor may assign its rights and obligations hereunder to a Permitted Transferee in connection with a transfer of the OP Units in accordance with the terms of Section 2 hereof.
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of all of the parties hereto.

     D. Governing Law. The corporate laws of the State of Maryland will govern all questions concerning the relative rights of the Company or its stockholders and the laws of Illinois will govern all questions concerning the relative rights of holders of OP Units. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     E. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     F. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     G. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     H. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     I. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.

                                   COMPANY:

                                   Manufactured Home Communities, Inc.



                                   By:_________________________
                                   Name:_______________________
                                   Title:______________________

                                   OPERATING PARTNERSHIP:

                                   MHC Operating Limited Partnership

                                   By:  Manufactured Home Communities, Inc.
                                        General Partner


                                        By:_____________________
                                        Name:___________________
                                        Title:__________________



                                   INVESTOR:


                                   (Signature)
                                   Name:
                                   Address:_______________
                                           _______________
                                           _______________


                                   Social Security Number or Taxpayer
                                   Identification Number:____________________



                                     -12-